REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE SHAREHOLDERS AND BOARD OF TRUSTEES

MEYERS CAPITAL AGGRESSIVE GROWTH FUND,

A SERIES OF MEYERS CAPITAL INVESTMENT TRUSTS

In planning and performing our audit of the financial statements of Meyers Capital Aggressive Growth Fund, a Series of Meyers Capital Investment Trusts (the Fund) as of and for the year ended May 31, 2011, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Fund's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting.  Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Acompany’s internal control over financial reporting is a process designed to provide reasonableassurance regarding the reliability of financial reporting and the preparation of financialstatements for external purposes in accordance with generally accepted accounting principles(GAAP).  A company’s internal control over financial reporting includes those policies andprocedures that (1) pertain to the maintenance of records that, in reasonable detail, accuratelyand fairly reflect the transactions and dispositions of the assets of the company; (2) providereasonable assurance that transactions are recorded as necessary to permit preparation offinancial statements in accordance with GAAP, and that receipts and expenditures of thecompany are being made only in accordance with authorizations of management and directors ofthe company; and (3) provide reasonable assurance regarding prevention or timely detection ofunauthorized acquisition, use or disposition of a company’s assets that could have a materialeffect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent ordetect misstatements. Also, projections of any evaluation of effectiveness to future periods aresubject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of acontrol does not allow management or employees, in the normal course of performing theirassigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, suchthat there is a reasonable possibility that a material misstatement of the Fund’s annual orinterim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund’s internal control over financial reporting was for the limitedpurpose described in the first paragraph and would not necessarily disclose all deficiencies ininternal control that might be material weaknesses under standards established by the PublicCompany Accounting Oversight Board (United States). However, we noted no deficiencies inthe Fund’s internal control over financial reporting and its operation, including controls oversafeguarding securities, that we consider to be a material weakness as defined above as ofMay 31, 2011.

This report is intended solely for the information and use of management, the Shareholders and Board of Trustees of Meyers Capital Aggressive Growth Fund, a Series of Meyers Capital Investment Trusts and the Securities and Exchange Commission and is notintended to be and should not be used by anyone other than these specified parties.

SKODA MINOTTI

Mayfield Village, Ohio

July 14, 2011